Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter of 2012

  Revenue growth of 6%; Organic revenue growth of 3%
  GAAP loss per share from continuing operations of $0.14; Adjusted earnings per share of $0.65
  Full year revenue growth of 10%; Organic revenue growth of 5%; Adjusted operating profit margin increase of 100 basis points driving adjusted earnings per share growth of 13%

WALTHAM, Mass.--(BUSINESS WIRE)--January 31, 2013--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the fourth quarter ended December 30, 2012.

The Company reported GAAP loss per share from continuing operations of $0.14, compared to a loss per share of $0.74 in the fourth quarter of 2011. Revenue in the fourth quarter of 2012 was $572.9 million, as compared to $539.3 million in the fourth quarter of 2011. GAAP operating loss from continuing operations for the fourth quarter of 2012 was $30.8 million, compared to a loss of $25.9 million in the fourth quarter of 2011, impacted by non-cash charges related to trade names and mark-to-market pension plan adjustments noted in the attached reconciliations.

Adjusted earnings per share was $0.65, compared to $0.62 in the fourth quarter of 2011. Adjusted revenue for the quarter grew 4% to $577.0 million, compared to $553.9 million in the fourth quarter of 2011. Organic revenue growth was 3% after adjusting for acquisitions which added 2%, partially offset by a decrease due to unfavorable foreign currency translation of 1%. Adjusted operating income for the fourth quarter of 2012 was $105.6 million, compared to $102.5 million for the same period a year ago. Adjusted operating profit margin was 18.3% as a percentage of adjusted revenue, compared to 18.5% for the same period a year ago. For the Company’s non-GAAP financial measures, adjustments have been noted in the attached reconciliations.

“We are pleased with our strong finish to 2012, particularly in light of difficult year over year comparisons in the fourth quarter. This performance caps another solid year of revenue growth and adjusted operating margin expansion which we believe is a result of our differentiated detection, imaging, and informatics portfolios each focused on attractive end markets,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “As we move into 2013, we expect to continue to make balanced growth and productivity investments thereby enabling future growth and profitability for our shareholders while addressing critical health and environmental needs.”

Cash Flow

For the year ended December 30, 2012, operating cash flow from continuing operations was $153.6 million as compared to $234.0 million in 2011. The full year 2012 results were impacted by increased pension contributions, tax payments, incremental working capital and prepaid royalties.

Financial Overview by Reporting Segment for the Fourth Quarter 2012

Human Health

  Revenue of $274.5 million; Adjusted revenue of $275.1 million. Adjusted revenue increased 6%, organic revenue growth was 3%.
  Operating loss of $14.8 million due primarily to non-cash charges related to trade names. Adjusted operating income of $60.1 million.
  Adjusted operating profit margin was 21.9% as a percentage of adjusted revenue, as compared to 22.9% in the fourth quarter of 2011.

Environmental Health

  Revenue of $298.4 million; Adjusted revenue of $301.9 million. Adjusted revenue increased 3%, organic revenue growth was 3%.
  Operating income of $24.9 million. Adjusted operating income of $55.9 million.
  Adjusted operating profit margin was 18.5% as a percentage of adjusted revenue, as compared to 18.8% in the fourth quarter of 2011.

Financial Guidance – Full Year 2013

For the full year 2013, the Company forecasts organic revenue to increase in the mid-single digit range relative to 2012. For the full year 2013, the Company forecasts GAAP earnings per share from continuing operations in the range of $1.57 to $1.65 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, the Company forecasts adjusted earnings per share in the range of $2.24 to $2.32.

Conference Call Information

The Company will discuss its fourth quarter results and its outlook for business trends in a conference call on January 31, 2013 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 786-2964 prior to the scheduled conference call time and provide the access code 83180349. A playback of this conference call will be available beginning 7:00 p.m. ET, Thursday, January 31, 2013. The playback phone number is (617) 801-6888 and the code number is 21844793.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The company reported revenue of approximately $2.1 billion in 2012, has about 7,400 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except share and per share data)	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
		(As adjusted)		(As adjusted)

Revenue	$572,921	$539,330	$2,115,205	$1,918,508

Cost of revenue	311,263	300,391	1,151,999	1,070,708
Research and development expenses	33,538	31,502	132,639	115,821
Selling, general and administrative expenses	180,708	220,176	632,734	624,393
Asset impairments	74,153	3,006	74,153	3,006
Restructuring and contract termination charges, net	4,103	10,112	25,137	13,452

Operating (loss) income from continuing operations	(30,844)	(25,857)	98,543	91,128

Interest income	(313)	(530)	(747)	(1,884)
Interest expense	11,651	12,205	45,787	24,783
Other expense	558	1,156	2,916	3,875

(Loss) income from continuing operations before income taxes	(42,740)	(38,688)	50,587	64,354

(Benefit from) provision for income taxes	(26,548)	44,536	(17,854)	63,182

(Loss) income from continuing operations	(16,192)	(83,224)	68,441	1,172

Gain (loss) on disposition of discontinued operations, before income taxes	490	(73)	2,405	1,999
Provision for (benefit from) income taxes on discontinued operations and dispositions	154	344	906	(4,484)

Net income (loss) from discontinued operations and dispositions	336	(417)	1,499	6,483

Net (loss) income	$(15,856)	$(83,641)	$69,940	$7,655

Diluted (loss) earnings per share:
Net (loss) income from continuing operations	$(0.14)	$(0.74)	$0.60	$0.01

Net income (loss) from discontinued operations and dispositions	0.00	(0.00)	0.01	0.06

Net (loss) income	$(0.14)	$(0.74)	$0.61	$0.07

Weighted average shares of common stock outstanding	114,440	112,707	114,860	113,864
	Basic	Basic	Diluted	Diluted

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information:
(per share, continuing operations)

GAAP EPS from continuing operations	$(0.14)	$(0.74)	$0.60	$0.01
Amortization of intangible assets, net of income taxes	0.13	0.14	0.52	0.45
Asset impairments, net of income taxes	0.42	0.02	0.42	0.02
Purchase accounting adjustments, net of income taxes	0.03	0.09	0.16	0.19
Acquisition-related costs, net of income taxes	0.00	0.05	0.01	0.09
Mark to market and curtailments on post-retirement benefits, net of income taxes	0.19	0.39	0.20	0.39
Significant tax credits	-	0.61	-	0.60
Restructuring and contract termination charges, net of income taxes	0.03	0.06	0.16	0.08
Adjusted EPS	$0.65	$0.62	$2.06	$1.83

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
			(As adjusted)		(As adjusted)

Human Health	Revenue	$274,506	$257,655	$1,044,134	$884,407
	Purchase accounting adjustments	609	2,411	6,071	3,304
	Adjusted Revenue	275,115	260,066	1,050,205	887,711

	Operating (loss) income	(14,776)	21,774	73,727	99,306
	OP%	-5.4%	8.5%	7.1%	11.2%
	Amortization of intangible assets	16,510	16,614	67,930	53,894
	Asset impairments	54,298	3,006	54,298	3,006
	Purchase accounting adjustments	1,122	8,065	10,497	10,343
	Acquisition-related costs	440	5,616	988	9,569
	Restructuring and contract termination charges, net	2,544	4,361	17,587	6,193
	Adjusted operating income	$60,138	$59,436	$225,027	$182,311
	Adjusted OP%	21.9%	22.9%	21.4%	20.5%

Environmental Health	Revenue	$298,415	$281,675	$1,071,071	$1,034,101
	Purchase accounting adjustments	3,467	12,116	20,178	27,520
	Adjusted Revenue	301,882	293,791	1,091,249	1,061,621

	Operating income	24,906	32,672	97,313	99,341
	OP%	8.3%	11.6%	9.1%	9.6%
	Amortization of intangible assets	5,984	7,416	23,288	26,096
	Asset impairments	19,855	-	19,855	-
	Purchase accounting adjustments	3,467	9,512	20,054	25,048
	Acquisition-related costs	111	24	200	1,132
	Restructuring and contract termination charges, net	1,559	5,751	7,550	7,259
	Adjusted operating income	$55,882	$55,375	$168,260	$158,876
	Adjusted OP%	18.5%	18.8%	15.4%	15.0%

Corporate	Operating loss	$(40,974)	$(80,303)	$(72,497)	$(107,519)
	Mark to market and curtailments on post-retirement benefits	30,542	68,037	31,761	67,874
	Adjusted operating loss	$(10,432)	$(12,266)	$(40,736)	$(39,645)

Continuing Operations	Revenue	$572,921	$539,330	$2,115,205	$1,918,508
	Purchase accounting adjustments	4,076	14,527	26,249	30,824
	Adjusted Revenue	576,997	553,857	2,141,454	1,949,332

	Operating (loss) income	(30,844)	(25,857)	98,543	91,128
	OP%	-5.4%	-4.8%	4.7%	4.7%
	Amortization of intangible assets	22,494	24,030	91,218	79,990
	Asset impairments	74,153	3,006	74,153	3,006
	Purchase accounting adjustments	4,589	17,577	30,551	35,391
	Acquisition-related costs	551	5,640	1,188	10,701
	Mark to market and curtailments on post-retirement benefits	30,542	68,037	31,761	67,874
	Restructuring and contract termination charges, net	4,103	10,112	25,137	13,452
	Adjusted operating income	$105,588	$102,545	$352,551	$301,542
	Adjusted OP%	18.3%	18.5%	16.5%	15.5%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
(In thousands)

Operating activities:
Net (loss) income	$(15,856)	$(83,641)	$69,940	$7,655
Add: net (income) loss from discontinued operations and dispositions, net of income taxes	(336)	417	(1,499)	(6,483)
Net (loss) income from continuing operations	(16,192)	(83,224)	68,441	1,172
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	5,679	6,055	21,031	15,482
Restructuring and contract termination charges, net	4,103	10,112	25,137	13,452
Amortization of deferred debt issuance costs	862	3,537	3,517	5,651
Depreciation and amortization	32,074	32,203	126,865	110,921
(Gains) losses on dispositions, net	-	(87)	-	113
Amortization of acquired inventory revaluation	440	3,660	5,214	4,092
Pension and other postretirement expenses	35,336	74,974	35,336	74,974
Asset impairments	74,153	3,006	74,153	3,006
Changes in operating assets and liabilities which (used) provided cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(59,714)	(37,970)	(44,626)	(20,597)
Inventories, net	16,234	15,644	(8,213)	(2,200)
Accounts payable	10,735	13,736	(7,876)	(1,776)
Accrued expenses and other	(63,912)	40,900	(145,404)	29,713
Net cash provided by operating activities of continuing operations	39,798	82,546	153,575	234,003
Net cash used in operating activities of discontinued operations	(274)	(21)	(1,405)	(9,129)
Net cash provided by operating activities	39,524	82,525	152,170	224,874

Investing activities:
Capital expenditures	(18,058)	(5,613)	(42,408)	(30,592)
Proceeds from dispositions of property, plant and equipment, net	-	-	-	456
Proceeds from surrender of life insurance policies	-	814	-	814
Changes in restricted cash balances	(183)	127	487	1,250
Payments for acquisitions and investments, net of cash and cash equivalents acquired	(34,108)	(602,772)	(40,858)	(914,041)
Net cash used in investing activities of continuing operations	(52,349)	(607,444)	(82,779)	(942,113)
Net cash provided by investing activities of discontinued operations	494	-	2,470	32,252
Net cash used in investing activities	(51,855)	(607,444)	(80,309)	(909,861)

Financing Activities:
Payments on debt	(102,850)	(267,000)	(435,850)	(763,000)
Proceeds from borrowings	104,000	207,000	395,000	787,000
Proceeds from the sale of senior notes	-	496,860	-	496,860
Payments of debt issuance costs	-	(9,531)	(416)	(10,531)
Settlement of cash flow hedges	4,050	-	4,050	-
Changes in other credit facilities	5,417	-	5,274	(2,303)
Settlements for acquisition-related contingent consideration and other adjustments	-	-	(12,459)	(137)
Excess tax benefit from exercise of equity grants	-	18	1,767	9,321
Proceeds from stock option exercises	9,534	66	32,478	23,736
Purchases of common stock	(12)	(1)	(2,104)	(110,005)
Dividends paid	(8,028)	(7,916)	(31,903)	(31,829)
Net cash provided by (used in) financing activities of continuing operations	12,111	419,496	(44,163)	399,112
Net cash used in financing activities of discontinued operations	-	-	-	(1,908)
Net cash provided by (used in) financing activities	12,111	419,496	(44,163)	397,204

Effect of exchange rate changes on cash and cash equivalents	836	(337)	1,404	10,039

Net increase (decrease) in cash and cash equivalents	616	(105,760)	29,102	(277,744)
Cash and cash equivalents at beginning of period	170,828	248,102	142,342	420,086
Cash and cash equivalents at end of period	$171,444	$142,342	$171,444	$142,342

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	December 30, 2012	January 1, 2012
		(As adjusted)

Current assets:
Cash and cash equivalents	$171,444	$142,342
Accounts receivable, net	457,011	409,888
Inventories, net	247,688	240,763
Other current assets	95,611	89,857
Current assets of discontinued operations	-	202
Total current assets	971,754	883,052

Property, plant and equipment, net:
At cost	513,479	451,953
Accumulated depreciation	(302,963)	(277,386)
Property, plant and equipment, net	210,516	174,567
Marketable securities and investments	1,149	1,105
Intangible assets, net	529,901	661,607
Goodwill	2,122,788	2,094,235
Other assets, net	65,654	41,075
Total assets	$3,901,762	$3,855,641

Current liabilities:
Short-term debt	$1,772	$-
Accounts payable	168,943	173,153
Accrued restructuring costs	21,364	13,958
Accrued expenses	388,026	410,142
Current liabilities of discontinued operations	995	1,429
Total current liabilities	581,100	598,682

Long-term debt	938,824	944,908
Accrued restructuring costs	6,387	8,928
Long-term liabilities	435,639	460,907
Total liabilities	1,961,950	2,013,425

Total stockholders' equity	1,939,812	1,842,216
Total liabilities and stockholders' equity	$3,901,762	$3,855,641

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted revenue:
Revenue	$572.9		$539.3
Purchase accounting adjustments	4.1		14.5
Adjusted revenue	$577.0		$553.9

Adjusted gross margin:
Gross margin	$261.7	45.7%	$238.9	44.3%
Amortization of intangible assets	13.1	2.3%	14.7	2.7%
Purchase accounting adjustments	4.5	0.8%	18.2	3.4%
Mark to market and curtailments on post-retirement benefits	2.5	0.4%	4.4	0.8%
Adjusted gross margin	$281.8	48.8%	$276.2	49.9%

Adjusted SG&A:
SG&A	$180.7	31.5%	$220.2	40.8%
Amortization of intangible assets	(9.3)	-1.6%	(9.3)	-1.7%
Purchase accounting adjustments	(0.1)	0.0%	0.6	0.1%
Acquisition-related costs	(0.6)	-0.1%	(5.6)	-1.0%
Mark to market and curtailments on post-retirement benefits	(27.9)	-4.9%	(62.9)	-11.7%
Adjusted SG&A	$142.9	24.8%	$143.0	25.8%

Adjusted R&D:
R&D	$33.5	5.9%	$31.5	5.8%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Mark to market and curtailments on post-retirement benefits	(0.2)	0.0%	(0.8)	-0.1%
Adjusted R&D	$33.3	5.8%	$30.7	5.5%

Adjusted operating income:
Operating loss	$(30.8)	-5.4%	$(25.9)	-4.8%
Amortization of intangible assets	22.5	3.9%	24.0	4.5%
Asset impairments	74.2	12.9%	3.0	0.6%
Purchase accounting adjustments	4.6	0.8%	17.6	3.3%
Acquisition-related costs	0.6	0.1%	5.6	1.0%
Mark to market and curtailments on post-retirement benefits	30.5	5.3%	68.0	12.6%
Restructuring and contract termination charges, net	4.1	0.7%	10.1	1.9%
Adjusted operating income	$105.6	18.3%	$102.5	18.5%

	PKI
	Three Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted EPS:
EPS	$(0.14)		$(0.74)
Discontinued operations, net of income taxes	0.00		(0.00)
EPS from continuing operations	(0.14)		(0.74)
Amortization of intangible assets, net of income taxes	0.13		0.14
Asset impairments, net of income taxes	0.42		0.02
Purchase accounting adjustments, net of income taxes	0.03		0.09
Acquisition-related costs, net of income taxes	0.00		0.05
Mark to market and curtailments on post-retirement benefits	0.19		0.39
Significant tax credits	-		0.61
Restructuring and contract termination charges, net of income taxes	0.03		0.06
Adjusted EPS	$0.65		$0.62

	Human Health
	Three Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted revenue:
Revenue	$274.5		$257.7
Purchase accounting adjustments	0.6		2.4
Adjusted revenue	$275.1		$260.1

Adjusted operating income:
Operating loss	$(14.8)	-5.4%	$21.8	8.5%
Amortization of intangible assets	16.5	6.0%	16.6	6.4%
Asset impairments	54.3	19.8%	3.0	1.2%
Purchase accounting adjustments	1.1	0.4%	8.1	3.1%
Acquisition-related costs	0.4	0.2%	5.6	2.2%
Restructuring and contract termination charges, net	2.5	0.9%	4.4	1.7%
Adjusted operating income	$60.1	21.9%	$59.4	22.9%

	Environmental Health
	Three Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted revenue:
Revenue	$298.4		$281.7
Purchase accounting adjustments	3.5		12.1
Adjusted revenue	$301.9		$293.8

Adjusted operating income:
Operating income	$24.9	8.3%	$32.7	11.6%
Amortization of intangible assets	6.0	2.0%	7.4	2.6%
Asset impairments	19.9	6.7%	-	0.0%
Purchase accounting adjustments	3.5	1.2%	9.5	3.4%
Acquisition-related costs	0.1	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	1.6	0.5%	5.8	2.0%
Adjusted operating income	$55.9	18.5%	$55.4	18.8%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted revenue:
Revenue	$2,115.2		$1,918.5
Purchase accounting adjustments	26.2		30.8
Adjusted revenue	$2,141.5		$1,949.3

Adjusted gross margin:
Gross margin	$963.2	45.5%	$847.8	44.2%
Amortization of intangible assets	51.8	2.4%	53.4	2.8%
Purchase accounting adjustments	31.5	1.5%	34.9	1.8%
Mark to market and curtailments on post-retirement benefits	3.7	0.2%	4.2	0.2%
Adjusted gross margin	$1,050.2	49.0%	$940.4	48.2%

Adjusted SG&A:
SG&A	$632.7	29.9%	$624.4	32.5%
Amortization of intangible assets	(38.9)	-1.8%	(25.9)	-1.3%
Purchase accounting adjustments	0.9	0.0%	(0.5)	0.0%
Acquisition-related costs	(1.2)	-0.1%	(10.7)	-0.6%
Mark to market and curtailments on post-retirement benefits	(27.9)	-1.3%	(62.9)	-3.3%
Adjusted SG&A	$565.6	26.4%	$524.5	26.9%

Adjusted R&D:
R&D	$132.6	6.3%	$115.8	6.0%
Amortization of intangible assets	(0.5)	0.0%	(0.7)	0.0%
Mark to market and curtailments on post-retirement benefits	(0.2)	0.0%	(0.8)	0.0%
Adjusted R&D	$132.0	6.2%	$114.3	5.9%

Adjusted operating income:
Operating income	$98.5	4.7%	$91.1	4.7%
Amortization of intangible assets	91.2	4.3%	80.0	4.2%
Asset impairments	74.2	3.5%	3.0	0.2%
Purchase accounting adjustments	30.6	1.4%	35.4	1.8%
Acquisition-related costs	1.2	0.1%	10.7	0.6%
Mark to market and curtailments on post-retirement benefits	31.8	1.5%	67.9	3.5%
Restructuring and contract termination charges, net	25.1	1.2%	13.5	0.7%
Adjusted operating income	$352.6	16.5%	$301.5	15.5%

	PKI
	Twelve Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted EPS:
EPS	$0.61		$0.07
Discontinued operations, net of income taxes	0.01		0.06
EPS from continuing operations	0.60		0.01
Amortization of intangible assets, net of income taxes	0.52		0.45
Asset impairments, net of income taxes	0.42		0.02
Purchase accounting adjustments, net of income taxes	0.16		0.19
Acquisition-related costs, net of income taxes	0.01		0.09
Mark to market and curtailments on post-retirement benefits, net of income taxes	0.20		0.39
Significant tax credits	-		0.60
Restructuring and contract termination charges, net of income taxes	0.16		0.08
Adjusted EPS	$2.06		$1.83

	PKI
			Twelve Months Ended
			December 29, 2013
Adjusted EPS:			Projected
EPS from continuing operations			$1.57 - $1.65
Amortization of intangible assets, net of income taxes			0.51
Purchase accounting adjustments, net of income taxes			0.13
Restructuring and contract termination charges, net of income taxes			0.03
Adjusted EPS			$2.24 - $2.32

	Human Health
	Twelve Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted revenue:
Revenue	$1,044.1		$884.4
Purchase accounting adjustments	6.1		3.3
Adjusted revenue	$1,050.2		$887.7

Adjusted operating income:
Operating income	$73.7	7.1%	$99.3	11.2%
Amortization of intangible assets	67.9	6.5%	53.9	6.1%
Asset impairments	54.3	5.2%	3.0	0.3%
Purchase accounting adjustments	10.5	1.0%	10.3	1.2%
Acquisition-related costs	1.0	0.1%	9.6	1.1%
Restructuring and contract termination charges, net	17.6	1.7%	6.2	0.7%
Adjusted operating income	$225.0	21.4%	$182.3	20.5%

	Environmental Health
	Twelve Months Ended
	December 30, 2012		January 1, 2012
			(As adjusted)
Adjusted revenue:
Revenue	$1,071.1		$1,034.1
Purchase accounting adjustments	20.2		27.5
Adjusted revenue	$1,091.2		$1,061.6

Adjusted operating income:
Operating income	$97.3	9.1%	$99.3	9.6%
Amortization of intangible assets	23.3	2.2%	26.1	2.5%
Asset impairments	19.9	1.9%	-	0.0%
Purchase accounting adjustments	20.1	1.9%	25.0	2.4%
Acquisition-related costs	0.2	0.0%	1.1	0.1%
Restructuring and contract termination charges, net	7.6	0.7%	7.3	0.7%
Adjusted operating income	$168.3	15.4%	$158.9	15.0%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
December 30, 2012
Organic revenue growth:
Reported revenue growth	6%
Less: effect of purchase accounting adjustments	2%
Adjusted revenue growth	4%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions	2%
Organic revenue growth	3%

Human Health
Three Months Ended
December 30, 2012
Organic revenue growth:
Reported revenue growth	7%
Less: effect of purchase accounting adjustments	1%
Adjusted revenue growth	6%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions	4%
Organic revenue growth	3%

Environmental Health
Three Months Ended
December 30, 2012
Organic revenue growth:
Reported revenue growth	6%
Less: effect of purchase accounting adjustments	3%
Adjusted revenue growth	3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions	0%
Organic revenue growth	3%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Year Ended
December 30, 2012
Organic revenue growth:
Reported revenue growth	10%
Less: effect of purchase accounting adjustments	0%
Adjusted revenue growth	10%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions	7%
Organic revenue growth	5%

Human Health
Year Ended
December 30, 2012
Organic revenue growth:
Reported revenue growth	18%
Less: effect of purchase accounting adjustments	0%
Adjusted revenue growth	18%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions	14%
Organic revenue growth	6%

Environmental Health
Year Ended
December 30, 2012
Organic revenue growth:
Reported revenue growth	4%
Less: effect of purchase accounting adjustments	1%
Adjusted revenue growth	3%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions	1%
Organic revenue growth	4%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and adjustments for mark-to-market accounting and curtailments on post-retirement benefits do not represent what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, acquisition related integration costs, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets and adjustments for mark-to-market accounting and curtailments on post-retirement benefits from these measures because intangibles amortization charges and adjustments for mark-to-market accounting and curtailments on post-retirement benefits do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude acquisition related integration costs, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions, because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets and adjustments for mark-to-market accounting and curtailments on post-retirement benefits from these measures because intangibles amortization charges and adjustments for mark-to-market accounting and curtailments on post-retirement benefits do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, asset impairments, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related term “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and contract termination charges and asset impairments because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, asset impairments, restructuring and contract termination charges, acquisition financing costs, and significant tax charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, asset impairments, restructuring and contract termination charges, acquisition financing costs, the provision for taxes related to these items, and significant tax charges from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, asset impairments, restructuring and contract termination charges, acquisition financing costs, and significant tax charges, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The fourth quarter tax effect on adjusted EPS for (i) discontinued operations was an expense of $0.00 in 2012 and an expense of $0.00 in 2011, (ii) amortization of intangible assets was an expense of $0.07 in 2012 and an expense of $0.08 in 2011, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.00 in 2012 and an expense of $0.01 in 2011, (iv) other costs related to business acquisitions was an expense of $0.00 in 2012 and an expense of $0.01 in 2011, (v) asset impairments was an expense of $0.23 in 2012 and an expense of $0.01 in 2011, (vi) restructuring and contract termination charges was an expense of $0.01 in 2012 and an expense of $0.03 in 2011, (vii) acquisition financing costs was an expense of $0.00 in 2012 and an expense of $0.01 in 2011, (viii) significant tax charges was an expense of $0.00 in 2012 and an expense of $0.61 in 2011, (ix) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.01 in 2012 and an expense of $0.05 in 2011, (x) adjustments for mark-to-market accounting and curtailments on post-retirement benefits was an expense of $0.08 in 2012 and an expense of $0.21 in 2011. The fourth quarter tax effect on adjusted EPS for each of the remaining items (acquisition related integration costs and changes to the fair values assigned to contingent consideration) was $0.00 for both 2012 and 2011.

The full year tax effect on adjusted EPS for (i) discontinued operations was an expense of $0.01 in 2012 and a benefit of $0.04 in 2011, (ii) amortization of intangible assets was an expense of $0.28 in 2012 and an expense of $0.25 in 2011, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.02 in 2012 and an expense of $0.01 in 2011, (iv) other costs related to business acquisitions was an expense of $0.00 in 2012 and an expense of $0.02 in 2011, (v) asset impairments was an expense of $0.23 in 2012 and an expense of $0.01 in 2011, (vi) restructuring and contract termination charges was an expense of $0.06 in 2012 and an expense of $0.04 in 2011, (vii) acquisition financing costs was an expense of $0.00 in 2012 and an expense of $0.01 in 2011, (viii) significant tax charges was an expense of $0.00 in 2012 and an expense of $0.60 in 2011, (ix) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.09 in 2012 and an expense of $0.11 in 2011, (x) adjustments for mark-to-market accounting and curtailments on post-retirement benefits was an expense of $0.08 in 2012 and an expense of $0.21 in 2011. The full year tax effect on adjusted EPS for each of the remaining items (acquisition related integration costs and changes to the fair values assigned to contingent consideration) was $0.00 for both 2012 and 2011.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, asset impairments, restructuring and contract termination charges, acquisition financing costs, and significant tax charges, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

# # #

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Stephanie R. Wasco, 781-663-5701
stephanie.wasco@perkinelmer.com